UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 8, 2013

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Lake Cook Road, Suite 600; Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (847) 597-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.                      Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2013, Cosi, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) to implement a one-for-four reverse split (the “Reverse Split”) of its common stock, par value $0.01 per share (the “Common Stock”), as approved by the Company’s stockholders at the Annual Meeting of Stockholders on May 8, 2013.  The Reverse Split was effective as of 8:00 a.m. (Eastern Time) on May 9, 2013, and the Common Stock began trading on the NASDAQ Global Market on a post-split basis on May 9, 2013.

As a result of the Reverse Split, every four shares of issued and outstanding Common Stock were combined into one share of issued and outstanding Common Stock. In addition, the Reverse Split effected a proportionate adjustment to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options and warrants to purchase or acquire, as applicable, shares of the Common Stock, and the number of shares reserved for issuance pursuant to the Company’s existing equity incentive compensation plans were reduced proportionately.

No fractional shares will be issued as a result of the Reverse Split, and stockholders who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment based on the average of the high and low trading prices of the Common Stock on the NASDAQ Global Market during the regular trading hours for the five trading days immediately preceding the effective time of the Reverse Split.  The new CUSIP number for the Common Stock following the Reverse Split is 22122P200.

The Amendment did not reduce the number of authorized shares of the Common Stock and, therefore, the effect of the Amendment is to increase the number of shares of Common Stock available for issuance relative to the number of shares of Common Stock issued and outstanding. The Reverse Split did not alter the par value of the Common Stock or modify any voting rights or other terms of the Common Stock.

A copy of the Amendment, as filed with the Secretary of State of the State of Delaware on May 8, 2013, is attached hereto as Exhibit 3.1.  On May 8, 2013, the Company issued a press release announcing the Reverse Split.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.07.                      Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Stockholders held on May 8, 2013, the following matters were submitted to the Company’s stockholders:

(1)	The election of two directors for three-year terms ending at the Annual Meeting of Stockholders to be held in 2016 or until their successors are duly elected and qualified:

Directors	Votes For	Votes Withheld	Broker Non-Votes
Mark Demilio	26,020,402	2,125,772	25,118,869
Carin Stutz	27,364,305	781,869	25,118,869

(2)	The proposal to ratify of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2013:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
51,260,821	1,959,064	45,046	652

(3)	The proposal to approve, in a non-binding vote, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement pursuant to Item 402 of Regulation S-K:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,251,460	1,840,191	54,522	25,118,870

(4)	The proposal to approve, in an advisory vote, the frequency of future executive compensation advisory votes:

1 Year	2 Years	3 Years	Broker Non-Votes
26,228,203	351,912	938,733	25,118,870

(5)
The proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at any time prior to the next Annual Meeting, a reverse stock split of the outstanding and treasury shares of the Common Stock having a split ratio ranging from one-for-two to one-for-twenty (“Split Ratio”), as such Split Ratio shall be determined by the Board of Directors of the Company to be in the best interest of the Company and its stockholders, and pay to the Company’s stockholders cash in lieu of fractional shares at fair market value:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
47,074,840	6,128,312	61,888	0

Of the 73,208,869 shares eligible to vote as of the March 15, 2013 record date, more than 53,265,043 votes, or approximately 72.8% of the total shares outstanding, were represented at the meeting.

Based upon the results of the frequency of future executive compensation advisory votes, the Board of Directors has determined that advisory votes on executive compensation will be submitted to stockholders on an annual basis.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

3.1             Certificate of Amendment to Amended and Restated Certificate of Incorporation.

99.1           Press Release of Cosi, Inc., dated May 8, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSI, INC.

Date: May 13, 2013	By:	/s/ William E. Koziel
Name: William E. Koziel
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation.	E

99.1	Press Release of Cosi, Inc., dated May 8, 2013.	E